[FIRST VIRTUAL COMMUNICATIONS LOGO]
                                                           FOR IMMEDIATE RELEASE
Contact:

Truman Cole
Chief Financial Officer
650-801-6369

                   FIRST VIRTUAL COMMUNICATIONS' COMMON STOCK
                             TRADING ON PINK SHEETS

Redwood City, Calif. - August 25, 2004 - First Virtual Communications, Inc. (Pink Sheets: FVCC), today announced that the Company's common stock is now quoted for trading on the Pink Sheets(R)under the symbol FVCC.

The Pink Sheets is a centralized quotation service that collects and publishes market-maker quotes for over-the-counter securities in real time. The Pink Sheets is neither a Securities and Exchange Commission-registered stock exchange nor a NASD broker-dealer. Additional information regarding the Pink Sheets is available at www.pinksheets.com.

ABOUT FIRST VIRTUAL COMMUNICATIONS

First Virtual Communications is a premier provider of infrastructure and solutions for real time rich media communications. Headquartered in Redwood City, California, the Company also has operations in Europe and Asia. More information about First Virtual Communications can be found at www.fvc.com or by calling 1-800-728-6337 or +1-650-801-6500 outside North America.


                           ALL TRADEMARKS RECOGNIZED.
                                       ###